Exhibit 99.2

Unaudited Proforma Financial Statements

The following Unaudited Pro Forma Financial Statements are based on Red Lion Hotels Corporation’s (the “Company’s”) historical consolidated results of operations and financial position, adjusted to give effect to the asset sales described in Item 2.01 of this Form 8-K, as if they had been completed on December 31, 2017 with respect to the pro forma unaudited condensed balance sheet and as of January 1, 2017 with respect to the pro forma unaudited condensed statements of operations. This transaction does not represent discontinued operations under ASC 205, Presentation of Financial Statements.

The Unaudited Pro Forma Financial Statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (“Annual Report”). The Unaudited Pro Forma Financial Statements may differ materially from the future financial position or results of operations due to a number of factors described in “Risk Factors” under Item 1A of Part 1 of our Annual Report and “Forward-Looking Statements” under Item 1 of Part 1 of our Annual Report.

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2017

	As Reported	Less: Redding, Eureka, Boise, Richland and Pasco Hotel Assets Sold (m)	Less: Hotel Assets Sold		Add: Pro Forma Adjustments		Pro Forma
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$32,429	$6,173	$1,604	(a)	$(70)	(f)	$39,590
					150	(g)
					(696)	(h)
Restricted cash	12,429	(1,771)			(150)	(g)	10,508
Accounts receivable, net	13,143	(891)			(8)	(f)	12,244
Accounts receivable from related parties	1,520						1,520
Notes receivable, net	1,098						1,098
Inventories	443	(64)					379
Prepaid expenses and other	4,862	(258)			(45)	(f)	4,559
Assets held for sale	34,359	(21,936)	(3,123)	(b)			9,300

Total current assets	100,283	(18,747)	(1,519)		(819)		79,198

Property and equipment, net	167,938	(9,832)			—		158,106
Goodwill	9,404				—		9,404
Intangible assets	50,749				—		50,749
Other assets, net	1,976						1,976

Total assets	$330,350	$(28,579)	$(1,519)		$(819)		$299,433

LIABILITIES
Current liabilities:
Accounts payable	$4,100	$(225)			$(20)	(f)	3,855
Accrued payroll and related benefits	7,457	(589)			(34)	(f)	6,834
Other accrued liabilities	4,094	(417)	(52)	(c)	(26)	(f)	3,599
Long-term debt, due within one year	62,914	(28,198)	(3,779)	(d)			30,937
Contingent consideration for acquisition due to related party, due within one year	9,289						9,289

Total current liabilities	87,854	(29,429)	(3,831)		(80)		54,514

Long-term debt, due after one year, net of debt issuance costs	48,483	(9,957)					38,526
Contingent consideration for acquisition due to related party, due after one year							—
Deferred income and other long term liabilities	1,554	(48)					1,506
Deferred income taxes	2,219						2,219

Total liabilities	140,110	(39,434)	(3,831)		(80)		96,765

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Red Lion Hotels Corporation stockholders’ equity
Preferred stock — 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—
Common stock — 50,000,000 shares authorized; $0.01 par value; 23,651,212 shares issued and outstanding	237						237
Additional paid-in capital, common stock	178,028						178,028
Accumulated deficit	(15,406)	14,280	2,312	(e)	(43)	(e)	1,143

Total Red Lion Hotels Corporation stockholders’ equity	162,859	14,280	2,312		(43)		179,408
Noncontrolling interest	27,381	(3,425)			(696)	(i)	23,260

Total stockholders’ equity	190,240	10,855	2,312		(739)		202,668

Total liabilities and stockholders’ equity	$330,350	$(28,579)	$(1,519)		$(819)		$299,433

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For Year Ended December 31, 2017

	As Reported	Less: Redding, Eureka, Boise, Richland and Pasco Hotel Assets Sold (m)	Less: Hotel Assets Sold		Pro Forma
			(in thousands)
Revenue:
Company operated hotels	$119,186	$(26,556)	$(2,633)	(k)	$89,997
Other revenues from managed properties	3,914				3,914
Franchised hotels	48,559	2,150	265	(l)	50,974
Other	267				267

Total revenues	171,926	(24,406)	(2,368)		145,152

Operating expenses:
Company operated hotels	91,622	(21,783)	(1,718)	(k)	68,121
Other costs from managed properties	3,914				3,914
Franchised hotels	34,794	1,385	169	(n)	36,348
Other	(9)				(9)
Depreciation and amortization	18,824	(2,673)	(220)	(k)	15,931
Hotel facility and land lease	4,806	(70)			4,736
Gain on asset dispositions, net	(449)	5			(444)
General and administrative expenses	15,792	926	73	(o)	16,791
Acquisition and integration costs	1,529				1,529

Total operating expenses	170,823	(22,210)	(1,696)		146,917

Operating income (loss)	1,103	(2,196)	(672)		(1,765)
Other income (expense):
Interest expense	(8,252)	1,427	164	(p)	(6,661)
Other income, net	818				818

Total other income (expense)	(7,434)	1,427	164		(5,843)

Income (loss) from continuing operations before taxes	(6,331)	(769)	(508)		(7,608)
Income tax expense	(4,662)				(4,662)

Net income (loss) from continuing operations	(1,669)	(769)	(508)		(2,946)
Net (income) loss attributable to noncontrolling interest	2,069	270	(178)	(i)	2,161

Net income (loss) attributable to RLH Corporation from continuing operations	$400	$(499)	$(686)		$(785)

Earnings (loss) per share — basic
Income (loss) from continuing operations attributable to RLH Corporation	$0.01				$(0.03)

Earnings (loss) per share — diluted
Income (loss) from continuing operations attributable to RLH Corporation	$0.01				$(0.03)

Weighted average shares — basic	23,669				23,542
Weighted average shares — diluted	24,253				23,542

Notes to Unaudited Pro Forma Condensed Financial Information

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (1) directly attributable to the sale of the assets, (2) factually supportable and (3) with respect to the unaudited pro forma condensed statements of operations, expected to have a continuing impact on the results following the sale of the assets. These proforma financial statements also reflect the impact of the sales of hotels in Eureka, CA, Redding, CA, Boise, ID, Richland and Pasco, WA which were previously reported.

Note 2 — The transaction

On April 12, 2018 RL Bend, LLC completed the sale of the Red Lion Inn and Suites Bend, in Bend, Oregon, to Third Street Ventures LLC, an Oregon limited liability company (the “Purchaser”). The purchase price for the hotel was $5.5 million, which was paid in cash at closing.

At closing, the Purchaser entered into a franchise agreement with Red Lion Hotels Franchising, Inc., a wholly owned subsidiary of Red Lion Hotels Corporation. The franchise agreement contemplates that the franchisee will initially continue to operate the hotel under the Red Lion Inn and Suites® brand, but allows for the conversion of the hotel to the Signature Inn brand. The franchise agreement provides for a 20 year term and the payment of monthly royalty and program fees equal to a percentage of the hotel’s gross room revenue under the Red Lion brand, and a flat monthly per room fee under the Signature Inn brand. The franchisee may terminate the franchise agreement without penalty on June 1, 2021 or June 1, 2031 providing at least 90 days’ notice of termination. Red Lion Hotels Franchising may terminate the franchise agreement without cause annually by providing notice to the franchisee of termination no later than March 3 of each year. Termination of the franchise agreement by Red Lion Franchising upon default of the franchisee, or termination of the agreement by the franchisee without cause, will require the franchisee to pay a termination fee.

RL Bend, LLC is a wholly owned subsidiary of RL Venture, LLC. RL Venture, LLC is a variable interest entity in which Red Lion Hotels Corporation holds a 55% interest, and therefore the registrant consolidates the assets, liabilities and results of operations of this entity.

Note 3 — Pro forma adjustments

The following adjustments have been reflected in the unaudited pro forma condensed financial information:

(a)	Reflects the cash from the sale of assets less selling costs and repayment of debt.

(b)	Reflects the basis of the assets sold.

(c)	Reflects the capital leases assumed by the purchaser.

(d)	Represents the related debt payment made at the closing of the sale of the assets.

(e)	Reflects the gain on sale and/or settlement of the assets.

(f)	Reflects the settlement of all other assets and liabilities related to the assets sold.

(g)	Represents the release of restricted cash related to the assets sold.

(h)	Represents the proforma distribution of cash to the noncontrolling interest.

(i)	Reflects the removal of the noncontrolling interest portion of the transaction.

(j)	Not used.

(k)	Reflects the elimination of direct revenues and expenses related to the assets sold.

(l)	Represents the franchise income that would have been received under the existing intercompany franchise agreement. Does not represent the impact of the franchise agreements with the new owners of the assets.

(m)	Impact of the sales of hotels in Eureka, CA, Redding, CA, Boise, ID, Richland and Pasco, WA which were previously reported.

(n)	Represents the marketing and other costs to support the franchise income that would have been received under the existing intercompany franchise agreement. Does not represent the impact of the franchise agreements with the new owners of the assets.

(o)	Reflects the corporate and administrative expenses which were previously allocated to the assets sold.

(p)	Reflects interest expense on allocated debt related to assets sold.